Exhibit 10.1

TERMINATION AGREEMENT TO THE SUPPLY AND COLLABORATION AGREEMENT

This Termination Agreement to the Supply and Collaboration Agreement (the “Termination Agreement”) is effective as of August 21, 2024 (the “Effective Date”), by and between DaVita Inc., a Delaware corporation, for the benefit of DaVita and its Affiliates (collectively referred to as “DaVita”), and Nuwellis, Inc., a Delaware corporation (“Nuwellis”). DaVita and Nuwellis may be referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Parties entered into the Supply and Collaboration Agreement, dated as of June 19, 2023 (the “Agreement”);

WHEREAS, amended the Agreement, effective May 31, 2024 to extend the Pilot Term until August 31, 2024 (the “First Agreement”); and

WHEREAS, the Parties now wish to terminate the Agreement, as amended, effective as of the date of the last signature below.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants, agreements, representations, and warranties contained in this Second Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DaVita and Nuwellis agree to the foregoing and as follows:

1.0          Mutual Agreement to Terminate. The parties hereby mutually agree to terminate the Agreement, effective as of the close of business on the date of the last signature below (the “Effective Date”).

1.1        Upon effectiveness of this Termination Agreement, neither Party shall have any further obligation to the other Party under the Agreement or hereunder, except (a) for those liabilities or obligations which, at the time of termination, have already accrued or which may accrue prior to such date, or (b) as provided in the Agreement.  The parties acknowledge and agree that the Common Stock Warrant Agreement and Registration Rights Agreement, each dated as of June 19, 2023, by and between the Parties, shall terminate upon the termination of the Agreement.

1.2       Headings. The headings contained in this Termination Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Termination Agreement.

1.3        Governing Law. This Termination Agreement and all actions (whether at law, in contract, in tort or otherwise) arising out of or relating to this Termination Agreement, the negotiation, validity or performance of this Termination Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Any dispute with respect to this Termination Agreement shall be subject to the dispute resolution provisions set forth in the Agreement.

1.4        Counterparts; Facsimile. This Termination Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

1.5         References to the Agreement. On and after the Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Agreement shall mean the Agreement as amended by the First and Termination Agreement.

IN WITNESS WHEREOF, the Parties hereby indicate their acceptance of the terms of this Second Amendment as of the Effective Date by the signatures of their authorized representatives.

DAVITA:		NUWELLIS:

By:	/s/ Ray Follett	By: /s/ Nestor Jaramillo, Jr.

Name: Ray Follett		Name: Nestor Jaramillo, Jr.
Title: Group Vice President		Title: Chief Executive Officer and President